Industry Canada / Industrie Canada

Corporations Canada
9th floor
Jean Edmonds Towers South
365 Laurier Avenue West
Ottawa, Ontario K1A 0C8

Corporations Canada
9e étage
Tour Jean Edmonds sud
365, avenue Laurier ouest
Ottawa (Ontario) K1A 0C8

January 7, 2008 / le 7 janvier 2008

Your file - Votre référence

JEANY NHAM
WILDEBOER DELLELCE
365 BAY STREET
SUITE 800
TORONTO ONTARIO
M5H 2V1

Our file - Notre référence
446225-4

Re - Objet
SUNOPTA INC.

Enclosed herewith is the document issued in the above matter.

A notice of issuance of CBCA documents will be published in the *Canada Corporations Bulletin* . A notice of issuance of CCA documents will be published in the *Canada Corporations Bulletin* and the *Canada Gazette*.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

Vous trouverez ci-inclus le document émis dans l'affaire précitée.

Un avis de l'émission de documents en vertu de la LCSA sera publié dans le *Bulletin des sociétés canadiennes* . Un avis de l'émission de documents en vertu de la LCC sera publié dans le *Bulletin des sociétés canadiennes* et dans la *Gazette du Canada* .

S'IL EST QUESTION D'UNE DÉNOMINATION SOCIALE OU D'UN CHANGEMENT DE DÉNOMINATION SOCIALE, L'AVERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ :

Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilité comprend l'obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu'il y a une probabilité de confusion. L'utilisation de tout nom octroyé est sujette à toute loi de la juridiction où la société exploite son entreprise.

Brigitte Bisson

For the Director General, Corporations Canada

pour le Directeur général, Corporations Canada

Canada

Feuillets de transmission par télécopieur Post-It™ Fax Note 7671B	Date 7/01/08	# of pages / Nbre de pages ▸ 8
To / À Jeany Nham	From / De B. Bisson	
Co./Dept. / Cie/Service	Co. / Cie	
Phone # / N° de tél.	Phone # / N° de tél.	
Fax # / N° de télécopieur 416-361-1790	Fax # / N° de télécopieur	

Industry Canada | Industrie Canada

Certificate of Amalgamation

Canada Business Corporations Act

Certificat de fusion

Loi canadienne sur les sociétés par actions

SUNOPTA INC.

Name of corporation-Dénomination de la société

446225-4

Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the *Canada Business Corporations Act,* of the corporations set out in the attached articles of amalgamation.

Je certifie que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la *Loi canadienne sur les sociétés par actions,* des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Richard G. Shaw
Director - Directeur

January 1, 2008 / le 1 janvier 2008

Date of Amalgamation - Date de fusion

Canada

Industry Canada / Industrie Canada

Canada Business Corporations Act / Loi canadienne sur les sociétés par actions

FORM 9 ARTICLES OF AMALGAMATION (SECTION 185)

FORMULE 9 STATUTS DE FUSION (ARTICLE 185)

1 — Name of the Amalgamated Corporation / Dénomination sociale de la société issue de la fusion

SUNOPTA INC.

2 — The province or territory in Canada where the registered office is to be situated / La province ou le territoire au Canada où se situera le siège social

Ontario

3 — The classes and any maximum number of shares that the corporation is authorized to issue / Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

The authorized capital of the corporation shall consist of an unlimited number of common shares and an unlimited number of special shares issuable in series, as more particularly set out in Schedule "A" attached hereto.

4 — Restrictions, if any, on share transfers / Restrictions sur le transfert des actions, s'il y a lieu

None

5 — Number (or minimum and maximum number) of directors / Nombre (ou nombre minimal et maximal) d'administrateurs

A minimum of five (5) and a maximum of fifteen (15)

6 — Restrictions, if any, on business the corporation may carry on / Limites imposées à l'activité commerciale de la société, s'il y a lieu

None

7 — Other provisions, if any / Autres dispositions, s'il y a lieu

See Schedule "A" attached hereto.

8 — The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows: / La fusion a été approuvée en accord avec l'article ou le paragraphe de la Loi indiqué ci-après.

- ☐ 183
- ☒ 184(1)
- ☐ 184(2)

9 — Name of the amalgamating corporations / Dénomination sociale des sociétés fusionnantes

Name of the amalgamating corporations / Dénomination sociale des sociétés fusionnantes	Corporation No. / N° de la société	Signature	Date	Title / Titre	Tel. No. / N° de tél.
SUNOPTA INC.	4406176	[signature]	Dec 31/07	Director	905-455-1990
4460596 CANADA INC.	4460596	[signature]	Dec 31/07	Director	905-455-1990

FOR DEPARTMENTAL USE ONLY / À L'USAGE DU MINISTÈRE SEULEMENT

4462254

IC 3190 (2003/06)

Canada

RECEIVED TIME DEC. 28. 2:57PM

Schedule "A"

Form 9 – Articles of Amalgamation

Filed by

SunOpta Inc.

(the "Corporation")

3 – The classes and any maximum number of shares that the corporation is authorized to issue:

Special Shares

The unlimited number of special shares without par value shall, as a class, have attached thereto the following:

(i) the special shares may from time to time be issued in one or more series and, subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement thereon of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of special shares including, without limiting the generality of the foregoing , the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

(ii) the special shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the special shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the special shares. The special shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to the special shares as may be fixed in accordance with clause (i) herein;

(iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of special shares are not paid in full, all series of special shares shall participate ratably in respect of such dividends and return of capital;

(iv) the special shares of any series may be made convertible into common shares at such rate and upon such basis as the directors in their discretion may determine;

(v) unless the directors otherwise determine in the articles of amendment designating a series, no holder of special shares shall be entitled to receive notice of, attend, be represented at or vote in respect thereof at any annual or special meeting of the Corporation unless the meeting is convened for considering the winding up of the corporation, the amalgamation of the Corporation with another corporation, or corporations or to sanction the sale of all or substantially all of its assets or undertaking or other events specified in the *Canada Business Corporations Act.*, in any of which events each holder of special shares shall have one (1) vote for each such shares held;

(vi) the holders of special shares shall not be entitled to vote separately as a class or series upon a proposal, and shall not be entitled to dissent pursuant to Section 190 of the *Canada Business Corporations Act* (or any other statutory provision of like or similar effect from time to time in force) in respect to a resolution to amend the Articles of the Corporation to:

(A) increase or decrease any maximum number of authorized special shares or any series thereof, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the special shares or any series thereof;

(B) effect an exchange, reclassification or cancellation of the special shares or any series thereof; or

(C) create a new class or series of shares equal or superior to the special shares or any series thereof;

(vii) provided that the holders of special shares shall be entitled to receive notice of meetings of common shareholders called for the purpose of authorizing an amendment to the Articles of the Corporation of the nature referred to above.

Common Shares

The holders of Common Shares are entitled to (1) one vote per share at all meetings of shareholders and to receive the remaining property of the Corporation upon a dissolution.

7 - Other provisions, if any:

In addition to and without limiting such other powers which the Corporation may be law possess, the directors may, without authorization of the shareholders:

(a) borrow money on the credit of the Corporation; or

(b) issue, sell or pledge debt obligations of the Corporation; or

(c) charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, moveable or immoveable property of the Corporation,

including book debts, rights, powers, franchises and undertakings to secure any debt obligations or any money borrowed, or other debt or liabilities of the Corporation.

Industry Canada Industrie Canada
Corporations Canada Corporations Canada

Initial Registered Office Address and First Board of Directors

(To be filed with Articles of Incorporation, Amalgamation and Continuance)
(Sections 19 and 106 of the Canada Business Corporations Act (CBCA))

Form 2

Changes to the registered office or the board of directors are to be made by filing Form 3 — Change of Registered Office Address or Form 6 — Changes Regarding Directors.

Instructions

[4] At least 25 per cent of the directors of a corporation must be Canadian residents. If a corporation has four directors or less, at least one director must be a Canadian resident (subsection 105(3) of the Canada Business Corporations Act (CBCA)).

If the corporation is a "distributing" corporation, there must be at least three directors.

However, the board of directors of corporations operating in uranium mining, book publishing and distribution, book sale or film and video distribution must be comprised of a majority of Canadian residents (subsection 105(3.1) of the CBCA). If the space available is insufficient, please attach a schedule to the form.

[5] Declaration
In the case of an incorporation, this form must be signed by the incorporator. In the case of an amalgamation or a continuance, this form must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA).

General

The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the Privacy Act. However, public disclosure pursuant to section 266 of the CBCA is permitted under the Privacy Act. If you require more information, please consult our web-site at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region), toll-free at 1-866-333-5556 or by email at corporationscanada@ic.gc.ca.

1 Corporation name

SUNOPTA INC.

2 Address of registered office (must be a street address, a P.O. Box is not acceptable)

2838 BOVAIRD DRIVE WEST
Number and street name

BRAMPTON — ONTARIO — L7A 0H2
City — Province/territory — Postal code

3 Mailing address (if different from the registered office)

Same as above ☒

Attention of

Number and street name

City — Province/territory — Postal code

4 Members of the board of directors

First name	Last name	Residential address (must be a street address, a P.O. Box is not acceptable)	Canadian resident (Yes/No)
		SEE SCHEDULE "A"	

5 Declaration

I hereby certify that I have relevant knowledge and that I am authorized to sign and submit this form.

Signature

Steven Bromley — (905) 455-1990
Print name — Telephone number

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

File documents online (except for Articles of Amalgamation):
Corporations Canada Online Filing Centre:
www.corporationscanada.ic.gc.ca

Or send documents by mail:
Director General,
Corporations Canada
Jean Edmonds Tower South
9th Floor
365 Laurier Ave. West
Ottawa ON K1A 0C8

By Facsimile:
613-941-0999

Canada

IC 2904 (2006/12)

RECEIVED TIME DEC. 28. 2:57PM

SCHEDULE "A"

SUNOPTA INC.

Director	Address	Canadian Resident
Bronfman, Stephen R.	3200 Trafalgar Ave., Westmount, Quebec, H3Z 2A4	Yes
Fetherstonhaugh, Robert	20 Lilas, Dorval, Quebec, H9S 3L9	Yes
Townsend, Steven	169 Barrett Hill Road, Brookland, CT 06234	No
Houde, Katrina	9 Schofield, Toronto, Ontario, M5W 2Y2	Yes
Riz, Joseph	7 Tahoe Court, North York, Ontario, M3S 3M6	Yes
Ing, Cyril A.	81 Bella Vista Trail, Aliston, Ontario, L9R 2E2	Yes
Kendall, Jeremy N.	17121 Mississauga Road, Belfountain, Ontario, L0N 1B0	Yes
Rifenbergh, James K.	19 Bridal Circle, Lewes, Delaware, 19958 United States	No
Routh, Allan	50 Kirk Place, Owatonna, Minnesota, 55060 United States	No
Steven R. Bromley	36 Carlyle Crescent, Aurora, Ontario, L4G 6P8	Yes